UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: September 26, 2007
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code:  (561) 999-8700
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
On September 26, 2007, Agilysys, Inc. (the “Company”) issued a press release announcing the final results of its modified “Dutch Auction” tender offer, which expired at 5:00 p.m., Eastern Time, on September 19, 2007. The press release announcing the final results is included as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein.
The Company has accepted for purchase 4,653,287 of its common shares, without par value (the “Shares”), at a purchase price of $18.50 per Share, for a total cost of approximately $86.1 million, excluding fees and expenses relating to the tender offer. The number of Shares the Company accepted for purchase in the tender offer represents approximately 15% of its outstanding Shares as of August 15, 2007.
National City Bank, the depositary for the tender offer, will promptly issue payment for the Shares validly tendered and accepted for purchase under the tender offer, and will return all other Shares tendered and not purchased.
All inquiries about the tender offer should be directed to the information agent, Georgeson Inc., at (866) 909-6471.
Item 9.01  Financial Statements and Exhibits.
(c) Exhibits
99.1  Press Release, dated September 26, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Rita A. Thomas
Rita A. Thomas
Vice President, Corporate Council and Assistant Secretary

Date:  September 26, 2007

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated September 26, 2007.